Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2025 Equity Incentive Plan and the CEO Performance Based Award Plan of our report dated March 25, 2026 with respect to the financial statements of The Metals Royalty Company Inc., included in its Annual Report (Form 20-F) for the period ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

May 12, 2026